UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2009

Protection One Alarm
Protection One, Inc.	Monitoring, Inc.
(Exact Name of Registrant	(Exact Name of Registrant
as Specified in Charter)	as Specified in Charter)

Delaware	Delaware
(State or Other Jurisdiction	(State or Other Jurisdiction
of Incorporation)	of Incorporation)

1-12181-01	1-12181
(Commission File Number)	(Commission File Number)

93-1063818	93-1065479
(I.R.S. Employer	(I.R.S. Employer
Identification No.)	Identification No.)

1035 N. 3rd Street, Suite 101	1035 N. 3rd Street, Suite 101
Lawrence, Kansas 66044	Lawrence, Kansas 66044
(Address of Principal Executive	(Address of Principal Executive
Offices, Including Zip Code)	Offices, Including Zip Code)

(785) 856-5500	(785) 856-5500
(Registrant’s Telephone Number	(Registrant’s Telephone Number
Including Area Code)	Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 17, 2009, Protection One Alarm Monitoring, Inc. (“POAMI”), as borrower, Protection One, Inc. (“Protection One” and together with POAMI, the “Company”), the lenders party thereto, J.P. Morgan Securities Inc., as sole lead arranger and sole book manager (“JPM”), Bank of America, N.A., as documentation agent, and JPMorgan Chase Bank, N.A., as administrative agent, entered into a Second Amended and Restated Credit Agreement (the “Amended Credit Agreement”) governing the Company’s senior credit facility.

The Amended Credit Agreement (i) increased the Company’s term loan borrowings by $75 million (the “new term loans”) to an aggregate of $364.5 million, (ii) divided all of the Company’s term loans into a tranche equal to $86.5 million (the “Non-Extending Tranche”) and a tranche equal to $278.0 million (the “New and Extending Tranche”) and (iii) replaced the Company’s $25 million revolving credit facility scheduled to mature on April 18, 2010 with a $15 million revolving credit facility.

The proceeds from the new term loans under the Amended Credit Agreement, together with excess cash, were deposited with the trustee under the indenture (“Indenture”) governing POAMI’s 12% Senior Secured Notes due 2011 (the “Senior Secured Notes”) in order to redeem the Senior Secured Notes in full. On November 17, 2009, the Senior Secured Notes were called for redemption effective December 17, 2009 and the obligations of POAMI, Protection One and the other guarantors under the Indenture were satisfied and discharged.

Under the Amended Credit Agreement, the New and Extending Tranche is scheduled to mature on March 31, 2014, provided, however, that the New and Extending Tranche will mature on December 14, 2012 if prior to December 14, 2012 the maturity date for the Company’s Unsecured Term Loan is not extended to at least 91 days after March 31, 2014 or the borrowings under the Unsecured Term Loan Agreement are not refinanced with permitted refinancing indebtedness having a maturity date at least 91 days after March 31, 2014.  The New and Extending Tranche will bear interest at a margin of 4.25% over the Eurodollar Base Rate (as defined in the Amended Credit Agreement and subject to a 2% floor) for Eurodollar borrowings and 3.25% over the Base Rate (as defined in the Amended Credit Agreement and subject to a 3% floor) for Base Rate borrowings.  The Non-Extending Tranche is still scheduled to mature on March 31, 2012 and will continue to bear interest at a margin of 2.25% over the Eurodollar Base Rate for Eurodollar borrowings and 1.25% over the Base Rate for Base Rate Borrowings.

The new revolving credit facility is scheduled to mature on March 31, 2013, provided, however, that the new revolving credit facility will mature on December 14, 2012 if prior to December 14, 2012 the maturity date for the Company’s Unsecured Term Loan is not extended to at least 91 days after March 31, 2014 or the borrowings under the Unsecured Term Loan Agreement are not refinanced with permitted refinancing indebtedness having a maturity date at least 91 days after March 31, 2014. Borrowings under the new revolving credit facility will bear interest at a margin of 4.25% over the Eurodollar Base Rate for Eurodollar borrowings and 3.25% over the Base Rate for Base Rate borrowings.  The new revolving credit facility includes an unused commitment fee equal to 1.0%.  The Company may request letters of credit to be issued under the new revolving credit facility of up to $7.5 million, with any outstanding letters of credit reducing the total amount available for borrowing under the new revolving credit facility.

The Amended Credit Agreement also amended one of the event of default triggers. Prior to the Amended Credit Agreement, an event of default would have been triggered if (i) prior to a qualified public offering, certain affiliates of Quadrangle Group LLC and Monarch Alternative Capital LP (the “Principal Stockholders”) collectively failed to own, directly or indirectly, at least 51% of the voting power and equity value of Protection One or (ii) after a qualified public offering, any person or group owned, directly or indirectly, more than 35% of the voting power or equity value of Protection One or any person or group owned, directly or indirectly, more of the voting power or equity value of Protection One than the Principal Stockholders collectively.  Under the Amended Credit Agreement, this event of default was amended so that it will be triggered upon any person or group, other than any Principal Stockholder, owning, directly or indirectly, greater than 50% of the voting power or equity value of Protection One.

The Amended Credit Agreement did not change the financial maintenance tests applicable to the Company.  The Amended Credit Agreement contains other covenants, including, among other things, covenants that restrict the ability of the Company and its subsidiaries to incur certain additional indebtedness, create or permit liens on assets, issue certain equity securities that mature or have redemption features, engage in certain mergers, consolidations or dispositions or pay dividends to Protection One stockholders.

The Company expects to pay fees of approximately $5.3 million in the aggregate to JPM and certain lenders in connection with the Amended Credit Agreement.

The foregoing description of the material terms of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Amended Credit Agreement, which is included in Item 1.01 of this report, is incorporated by reference into this Item 2.03.

Item 3.03  Material Modification to Rights of Security Holders.

The description of the redemption of the Senior Secured Notes and the satisfaction and discharge of the Indenture, which is included in Item 1.01 of this report, is incorporated by reference into this Item 3.03.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1

Second Amended and Restated Credit Agreement, dated November 17, 2009, by and among, Protection One Alarm Monitoring, Inc., as borrower, Protection One, Inc., the lenders party thereto, J.P. Morgan Securities Inc., as sole lead arranger and sole book manager, Bank of America, N.A., as documentation agent, and JPMorgan Chase Bank, N.A., as administrative agent.

Exhibit 99.1	Press Release, dated November 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTION ONE, INC.

Date: November 18, 2009	By:	/s/ Darius G. Nevin
Name: Darius G. Nevin
Title: Executive Vice President and
Chief Financial Officer

PROTECTION ONE ALARM
MONITORING, INC.

Date: November 18, 2009	By:	/s/ Darius G. Nevin
Name: Darius G. Nevin
Title: Executive Vice President and
Chief Financial Officer